Exhibit 4.28
THIS TWENTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of October 31, 2014, by and among the parties listed on Schedule A hereto (each an “Additional Guarantor” and collectively, the “Additional Guarantors”) and THE BANK OF NEW YORK MELLON, as successor to J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION and BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”). Capitalized terms used in this Twenty-fifth Supplemental Indenture and not otherwise defined herein (including terms used on Exhibit A attached hereto) shall have the meanings ascribed to them in the Indenture, dated as of November 22, 2002, by and among Toll Brothers Finance Corp., Toll Brothers, Inc., as Guarantor, the other Guarantors identified therein and the Trustee (as more fully described on Exhibit A attached hereto).
RECITALS
WHEREAS, Section 4.04 of the Indenture provides that if in accordance with the provisions of the Bank Credit Facilities the Company adds, or causes to be added, any Subsidiary that was not a Guarantor at the time of execution of the Indenture as a guarantor under the Bank Credit Facilities, such Subsidiary shall contemporaneously become a Guarantor under the Indenture;
WHEREAS, desiring to become a Guarantor under the Indenture, each of the Additional Guarantors is executing and delivering this Twenty-fifth Supplemental Indenture; and
WHEREAS, the Issuer and the Trustee may modify or amend the Guarantees under the Indenture without notice to or consent of any Holder to add Guarantors, and all other actions required to be taken under the Indenture with respect to this Twenty-fifth Supplemental Indenture have been taken.
NOW, THEREFORE IT IS AGREED:
Section 1.Joinder. Each Additional Guarantor agrees that by its entering into this Twenty-fifth Supplemental Indenture it hereby unconditionally guarantees all of the Issuer’s obligations under the Securities of any Series that has the benefit of Guarantees of other Subsidiaries of the Company, and the Indenture (as it relates to all such Series) on the terms set forth in the Indenture, as if each such Additional Guarantor was a party to the Indenture.
Section 2.    Ratification of Indenture. This Twenty-fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Twenty-fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 3.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 4.    Successors and Assigns. All covenants and agreements in this Twenty-fifth Supplemental Indenture by each Additional Guarantor shall bind each such Additional Guarantor’s successors and assigns, whether so expressed or not.
Section 5.    Separability Clause. In case any one or more of the provisions contained in this Twenty-fifth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.    Governing Law. This Twenty-fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Twenty-fifth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Twenty-fifth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
Section 7.    Counterparts. This Twenty-fifth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 8.    Role of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Twenty-fifth Supplemental Indenture.
IN WITNESS WHEREOF, the parties hereto have caused this Twenty-fifth Supplemental Indenture to be duly executed as of the date first above written.

THE ADDITIONAL GUARANTORS NAMED
ON SCHEDULE A HERETO, as Guarantors

By:	/s/ Joseph R. Sicree
Name: Joseph R. Sicree
Title: Designated Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

[SIGNATURE PAGE TO TWENTY-FIFTH SUPPLEMENTAL INDENTURE
TO INDENTURE DATED AS OF NOVEMBER 22, 2002]

SCHEDULE A

Additional Guarantors as of October 31, 2014

Toll CA Holdings, Inc., a Delaware corporation
1400 Hudson LLC, a New Jersey limited liability company
Toll Austin TX III LLC, a Texas limited liability company
Toll CO III, L.P., a Colorado limited partnership
Toll VA VIII, L.P., a Virginia limited partnership

EXHIBIT A
For purposes of this Twenty-fifth Supplemental Indenture, the term “Indenture” shall mean that certain Indenture dated as of November 22, 2002 (the “Original Indenture”) by and among Toll Brothers Finance Corp. (the “Issuer”), Toll Brothers, Inc. (the “Company”) as Guarantor, the other Guarantors identified therein and the Trustee, as supplemented by: (i) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 6.875% Senior Notes due 2012 (the “6.875% Senior Notes”) by the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of the Issuer, the Company and Each of the Entities listed on Schedule I thereto dated as of November 22, 2002; (ii) the First Supplemental Indenture dated May 1, 2003 (the “First Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such First Supplemental Indenture, thereby became Guarantors) and the Trustee; (iii) the Authorizing Resolutions related to the issuance of $250,000,000 aggregate principal amount of 5.95% Senior Notes due 2013 (the “5.95% Senior Notes”) by the Issuer and the issuance of related guarantees by the Company and the other Guarantors, attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of the Issuer, the Company and Each of the Entities listed on Schedule I thereto dated as of September 3, 2003; (iv) the Second Supplemental Indenture dated November 3, 2003 (the “Second Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Second Supplemental Indenture, thereby became Guarantors) and the Trustee; (v) the Third Supplemental Indenture dated January 26, 2004 (the “Third Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Third Supplemental Indenture, thereby became Guarantors) and the Trustee; (vi) the Fourth Supplemental Indenture dated March 1, 2004 (the “Fourth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourth Supplemental Indenture, thereby became Guarantors) and the Trustee; (vii) the Authorizing Resolutions related to the issuance of $300,000,000 aggregate principal amount of 4.95% Senior Notes due 2014 (the “4.95% Senior Notes”) by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of the Issuer, the Company and Each of the Entities listed on. Schedule I thereto dated as of March 9, 2004; (viii) the Fifth Supplemental Indenture dated September 20, 2004 (the “Fifth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifth Supplemental Indenture, thereby became Guarantors) and the Trustee; (ix) the Sixth Supplemental Indenture, dated as of October 28, 2004 (the “Sixth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixth Supplemental Indenture, thereby became Guarantors) and the Trustee; (x) the Seventh Supplemental Indenture, dated as of October 31, 2004 (the “Seventh Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Seventh Supplemental Indenture, thereby became Guarantors) and the Trustee; (xi) the Eighth Supplemental Indenture, dated as of January 31, 2005 (the “Eighth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Eighth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xii) the Authorizing Resolutions, related to the issuance of $300,000,000 aggregate principal amount of 5.15% Senior Notes due 2015 (the “5.15% Senior Notes”) by the Issuer and the issuance of related guarantees by the Company and the other Guarantors attached as Exhibit A to the Joint Action of the Persons Authorized to Act on Behalf of Each of the Issuer, the Company and Each of the Entities listed on Schedule I thereto dated as of May 26, 2005; (xiii) the Ninth Supplemental Indenture, dated as of June 6, 2005 (the “Ninth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Ninth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xiv) the Tenth Supplemental Indenture, dated as of August 1, 2005 (the “Tenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Tenth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xv) the Eleventh Supplemental Indenture, dated as of January 31, 2006 (the “Eleventh Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Eleventh Supplemental Indenture, thereby became Guarantors) and the Trustee; (xvi) the Twelfth Supplemental Indenture, dated as of April 30, 2006 (the “Twelfth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Twelfth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xvii) the Thirteenth Supplemental Indenture, dated as of July 31, 2006 (the “Thirteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Thirteenth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xviii) the Fourteenth Supplemental Indenture, dated as of October 31, 2006 (the “Fourteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourteenth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xix) the Fifteenth Supplemental Indenture, dated as of June 25, 2007 (the “Fifteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifteenth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xx) the Sixteenth Supplemental Indenture, dated as of June 27, 2007 (the “Sixteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixteenth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xxi) the Seventeenth Supplemental Indenture, dated as of January 31, 2008 (the “Seventeenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Seventeenth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xxii) the Eighteenth Supplemental Indenture, dated as of October 27, 2011 (the “Eighteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Eighteenth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xxiii) the Nineteenth Supplemental Indenture, dated as of November 1, 2011 (the “Nineteenth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Nineteenth Supplemental Indenture, thereby became Guarantors) and the Trustee, and as may be further supplemented, (xxiv) the Twentieth Supplemental Indenture, dated as of April 27, 2012 (the “Twentieth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to the Twentieth Supplemental Indenture, thereby became Guarantors) and the Trustee; (xxv) the Twenty-first Supplemental Indenture, dated as of February 1, 2013 (the “Twenty-first Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to the Twenty-first Supplemental Indenture, thereby became Guarantors) and the Trustee; (xxvi) the Twenty-second Supplemental Indenture, dated as of April 30, 2013 (the “Twenty-second Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to the Twenty-second Supplemental Indenture, thereby became Guarantors) and the Trustee; (xxvii) the Twenty-third Supplemental Indenture, dated as of April 30, 2014 (the “Twenty-third

Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to the Twenty-third Supplemental Indenture, thereby became Guarantors) and the Trustee; (xxviii) the Twenty-fourth Supplemental Indenture, dated as of July 31, 2014 (the “Twenty-fourth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to the Twenty-fourth Supplemental Indenture, thereby became Guarantors) and the Trustee; and as may be further supplemented (including by this Twenty-fifth Supplemental Indenture) and/or amended.